Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Stuart Booth

Central Garden & Pet

925.948.3675

CFO BLADE DEPARTS

Stuart W. Booth, Central’s Executive Vice President and CFO From 2002 to 2009, Will Serve As Interim CFO Pending Search For Permanent Successor

Eileen VanEss Joins Central As Vice President of Investor Relations

WALNUT CREEK, Calif., January 15, 2010 (BUSINESS WIRE) — Central Garden & Pet Company (NASDAQ: CENT)(NASDAQ: CENTA) today announced that Jeffrey A. Blade, who joined the Company as Chief Financial Officer in September 2009, has resigned by mutual agreement with Central’s Chairman and Chief Executive Officer, William E. Brown.

Stuart W. Booth, Central’s former CFO, who retired in 2009, has agreed to return on an interim basis as CFO pending completion of a search for a permanent successor.

“Jeff’s departure is by mutual agreement. He is a true professional and we wish him well,” said Mr. Brown. He continued, “We are grateful to Stu for stepping back into the full-time role pending our new search. We remain committed to our program to drive improved capital efficiency and margins and believe we are well positioned to pursue new growth strategies.”

Eileen VanEss Joins As Vice President of Investor Relations

Separately, Central announced that Eileen VanEss has joined as Vice President of Investor Relations. Previously, Eileen was Vice President of Investor Relations, Treasury and Tax at LeapFrog Enterprises, a leading developer and marketer of technology-based educational products. Her responsibilities included investor communications and reporting, as well as leadership in the areas of risk management, Sarbanes-Oxley compliance, tax and accounting.

Prior to LeapFrog, Eileen’s experience included more than twenty years of progressively responsible leadership in domestic and international finance, investor relations and audit with global companies including Levi Strauss, CB Richard Ellis, Quaker Oats, MetLife, McDonald’s Corporation and Deloitte & Touche. Eileen is a current CPA and CFA Level II candidate. She earned her MBA in Finance and Accounting from the University of Chicago.

Said Mr. Brown, “We welcome Eileen to Central and look forward to her insights and contributions.”

Central Garden & Pet Company is a leading innovator, marketer and producer of quality branded products for the lawn & garden and pet supplies markets. We are committed to new product innovation and our products are sold to specialty independent and mass retailers in the following categories: In Lawn & Garden: Grass seed including the brands PENNINGTON® and THE REBELS™ wild bird feed and the brands PENNINGTON® and KAYTEE® weed and insect control and the brands AMDRO®, SEVIN®, IRONITE® and Over ‘N Out®; and decorative outdoor patio products and the brands NORCAL®, NEW ENGLAND POTTERY® and MATTHEWS FOUR SEASONS™. We also provide a host of other regional and application-specific garden brands and supplies. Pet categories include: Animal health and the brands ADAMS™ and ZODIAC®; aquatics and reptile and the brands OCEANIC®, AQUEON™ and ZILLA™; bird & small animal and the brands KAYTEE®, SUPER PET® and CRITTER TRAIL®; dog & cat and the brands TFH®, NYLABONE®, FOUR PAWS®, PINNACLE® and Avoderm®; and equine and the brands FARNAM®, BRONCO® and SUPER MASK®. Central Garden & Pet Company is based in Walnut Creek, California, and has approximately 5,000 employees, primarily in North America and Europe. For additional information on Central Garden & Pet Company, including access to the Company’s SEC filings, please visit the Company’s website at http://www.central.com/.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts, including future earnings expectations, margin improvements and the estimated goodwill and other intangible impairment charge are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks are described in the Company’s Annual Report on Form 10-K, filed November 20, 2009, and other Securities and Exchange Commission filings. Central undertakes no obligation to publicly update these forward-looking statements to reflect new information, subsequent events or otherwise.

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